As filed with the Securities and Exchange Commission on March 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0042539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

651 Gateway Boulevard, Suite 950 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

2004 Stock Plan

2004 Employee Stock Purchase Plan

(Full title of the plans)

John A. Scarlett, M.D.

President and Chief Executive Officer

Tercica, Inc.

651 Gateway Boulevard, Suite 950

South San Francisco, CA 94080

(Name and address of agent for service)

(650) 624-4900

(Telephone number, including area code, of agent for service)

Copy to:

Selim Day, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001, to be issued pursuant to outstanding options under the 2004 Stock Plan	1,080,722	$2.41	(1)	$2,604,540.02	$330.00

Common Stock, par value $0.001, reserved for future issuance under the 2004 Stock Plan	2,178,838	$9.00	(2)	$19,609,542.00	$2,484.53

Common Stock, par value $0.001, reserved for future issuance under the 2004 Employee Stock Purchase Plan	100,000	$9.00	(3)	$765,000.00	$96.93

TOTAL:	3,359,560	—		$22,979,082.02	$2911.46

(1)	The registration fee for the shares of Common Stock to be issued pursuant to outstanding options under each employee stock plan was calculated in accordance with Rule 457(h) of the Securities Act based upon the weighted average price per share at which the options may be exercised.
(2)	Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee based upon the price to public of $9.00 per share set forth on the cover page of the Registrant’s prospectus in connection with the Registrant’s initial public offering.
(3)	Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee based upon 85% of the price to public of $9.00 per share set forth on the cover page of the Registrant’s prospectus in connection with the Registrant’s initial public offering. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the lower of the fair market value of a share of Common Stock at the beginning of an offering period or after a purchase period ends.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents and information previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

1. The Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-108729), filed under the Securities Act of 1933, as amended (the “Securities Act”), including the Prospectus filed by the Registrant pursuant to Rule 424(b).

2. The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (Registration No. 000-50461), filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation and Article VI of the Registrant’s Amended and Restated Bylaws provide for the indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.2A*	Tercica, Inc. 2004 Stock Plan

10.2B*	Form of Option Agreement under the Tercica, Inc. 2004 Stock Plan

10.3A*	Tercica, Inc. 2004 Employee Stock Purchase Plan

10.3B*	Form of Subscription Agreement under the Tercica, Inc. 2004 Employee Stock Purchase Plan

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 4)

*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1 (No. 333-108729)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 18, 2004.

TERCICA, INC.

By:	/s/ Timothy P. Lynch

Timothy P. Lynch Chief Financial Officer and Senior Vice President of Corporate Development

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Lynch his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 18, 2004.

Signature	Title

/s/ John A. Scarlett, M.D. John A. Scarlett, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Timothy P. Lynch Timothy P. Lynch	Chief Financial Officer and Senior Vice President of Corporate Development (Principal Accounting and Financial Officer)

Alexander Barkas, Ph.D.	Director

/s/ Ross G. Clark, Ph.D. Ross G. Clark, Ph.D.	Director

Ashley Dombkowski, Ph.D.	Director

/s/ Karin Eastham Karin Eastham	Director

Dennis Henner, Ph.D.	Director

/s/ Wayne T. Hockmeyer, Ph.D. Wayne T. Hockmeyer, Ph.D.	Director

/s/ Olle Isaksson, M.D., Ph.D. Olle Isaksson, M.D., Ph.D.	Director

Mark Leschly	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.2A*	Tercica, Inc. 2004 Stock Plan

10.2B*	Form of Option Agreement under the Tercica, Inc. 2004 Stock Plan

10.3A*	Tercica, Inc. 2004 Employee Stock Purchase Plan

10.3B*	Form of Subscription Agreement under the Tercica, Inc. 2004 Employee Stock Purchase Plan

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 4)

*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (No. 333-108729).